Exhibit 23.5

Consent of Analysys International

26-Jun, 2014

iDreamSky Technology Limited

16/F, A3 Building, Kexing Science Park

15 Keyuan Road North, Nanshan District

Shenzhen, Guangdong, 518057

The People’s Republic of China

Ladies and Gentlemen:

Analysys International hereby consents to the references to its name in (i) the registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”), as well as the prospectus included in the Registration Statement (together with any related free writing prospectus, the “Prospectus”), in relation to the proposed initial public offering (“Offering”) of iDreamSky Technology Limited (the “Company”), to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (ii) the Company’s roadshow and other marketing materials (“Marketing Materials”) in relation to the Offering, (iii) any written correspondences with the SEC and any other future filings with the SEC, including filings on Form 20-F or Form 6-K (collectively, the “Future SEC Filings”), (iv) future offering documents (“Future Offering Documents”), and (v) websites of the Company and its subsidiaries and affiliates (“Websites”).

Analysys International hereby consents to the inclusion of, summary of and reference to (i) the report entitled “2014 Report on China’s Casual Mobile Game Publishing Industry” (《中国精品移动游戏发行市场竞争力趋势报告2014》) (the “Report”) published by Analysys International, (ii) information, data and statements from the Report prepared by Analysys International, and all supplements thereto, as well as the citation of the foregoing, in the Registration Statement, Prospectus, Marketing Materials, Future SEC Filings, Future Offering Documents and Websites.

Analysys International further consents to the filing of this letter as an exhibit to the Registration Statement and any other Future SEC Filings.

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Yours faithfully

For and on behalf of Analysys International

By:	/s/ Liu Yi
Name:	Liu Yiu
Title:	Group Senior Vice President

[Company chop is affixed]